Exhibit 3.2.2

BY-LAWS

OF

MORNINGSTAR, INC.

(An Illinois corporation)

(as in effect on ~~July 28~~September 30, ~~2006~~2016)

ARTICLE I

OFFICES

SECTION 1.1.                                      REGISTERED OFFICE.  The corporation will continuously maintain a registered office and a registered agent in the State of Illinois.

SECTION 1.2.                                      OTHER OFFICES.  The corporation may maintain other offices within or outside of the State of Illinois, at such place or places as the board of directors may from time to time determine, or the business of the corporation may require, but at least one of its offices must be located at the registered office.

ARTICLE II

SHAREHOLDERS

SECTION 2.1.                                      ANNUAL MEETING.  The annual meeting of the shareholders to elect directors and to transact any other business as may properly be brought before the meeting in accordance with these by-laws, will be held at such time as the board of directors will determine.  If the board of directors fails to determine a time of the meeting, the annual meeting will be held on the second ~~Monday~~Friday in May of each year.  If the day fixed for the annual meeting is a legal holiday, the meeting will be held on the next business day after that holiday.

For business to be properly brought before an annual meeting, it must be:  (i) authorized by the board of directors and specified in the notice, or a supplemental notice, of the meeting, (ii) otherwise brought before the meeting by or at the direction of the board of directors or the chairman of the meeting, or (iii) otherwise properly brought before the meeting by a shareholder of the corporation entitled to vote at the meeting who complies with the notice procedures set forth in this section. In addition to the other requirements set forth in this section, a shareholder may not transact any business at an annual meeting unless (1) such shareholder and any beneficial owner on whose behalf such business is proposed (each, a “Proposing Party”) acted in a manner consistent with the representation made in the Business Solicitation Representation (as defined below) and (2) such business is a proper matter for shareholder action under the Business Corporation Act of Illinois. For the avoidance of doubt, the foregoing clause (iii) shall be the exclusive means for a shareholder to propose business (other than business included in the corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended) at an annual meeting of shareholders.  For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given written notice thereof to the secretary of the corporation, delivered or mailed to and received at the principal executive office of the corporation not less than ~~120~~90 days nor more than ~~150~~120 days prior to the ~~date on which the corporation first mailed its proxy materials for~~first anniversary of the prior year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within 30 days from the anniversary date of the preceding year’s annual meeting date, written notice by a shareholder in order to be timely must be received not later than the close of business on the tenth day following the day on which the first public disclosure of the date of the annual meeting was made.  Delivery shall be by hand or by certified or registered mail, return receipt requested.  In no event shall the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of shareholder’s notice as described above.

A shareholder’s notice to the secretary shall set forth as to each item of business the shareholder proposes to bring before the meeting:  (1) a description of such item and the reasons for conducting such business at the meeting, (2) the name and address, as they appear on the corporation’s records, of ~~the shareholder proposing such business~~each Proposing Party, (3) a representation that the shareholder is a holder of record of shares of stock of the corporation entitled to vote with respect to such business and intends to appear in person or be represented at the meeting to move the consideration of such business, (4) (i) the class and number of shares of stock of the corporation which are, directly or indirectly, owned of record or beneficially owned by ~~the shareholder~~ each Proposing Party or any Shareholder Associated Person (as defined below) (for purposes of the regulations under Sections 13 and 14 of the Securities Exchange Act of 1934, as amended), ~~and (~~(ii) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class of stock of the corporation or with a value derived in whole or in part from the value of any class of stock of the corporation, any derivative or synthetic arrangement having the characteristics of a long position in any class of stock of the corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class of stock of the corporation, including, without limitation, due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class of stock of the corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class of stock of the corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the holder thereof may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of stock of the corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by each Proposing Party or any Shareholder Associated Person, (iii) any proxy, contract, arrangement, understanding or relationship pursuant to which any Proposing Party or any Shareholder Associated Person has a right to vote any class of stock of the corporation, (iv) any Short Interest (as defined below) held by or involving any Proposing Party or any Shareholder Associated Person, (v) any rights to dividends on the stock of the corporation owned beneficially by any Proposing Party or any Shareholder Associated Person that are separated or separable from the underlying stock of the corporation, (vi) any proportionate interest in stock of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which any Proposing Party or any Shareholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (vii) any performance-related fees (other than an asset-based fee) that any Proposing Party or any Shareholder Associated Person is entitled to based on any increase or decrease in the value of stock of the corporation or Derivative Instruments, if any, including, without limitation, any such interests held by members of such Proposing Party’s or such Shareholder Associated Person’s immediate family sharing the same household, (viii) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the corporation held by any Proposing Party or any Shareholder Associated Person and (ix) any direct or indirect interest of any Proposing Party or any Shareholder Associated Person in any contract with the corporation, any affiliate of the corporation or any principal competitor of the corporation (including, without limitation, any employment agreement, collective bargaining agreement or consulting agreement) (which information described in this clause (4) shall be supplemented by such Proposing Party not later than ten days after the record date for the meeting to disclose such information as of the record date), (5) a description of all arrangements or understandings between ~~such shareholder~~any Proposing Party or any Shareholder Associated Person and any other person or persons (including their names) in connection with the proposal of such business by such ~~shareholder~~Proposing Party and any material interest of such ~~shareholder in such business~~Proposing Party and any Shareholder Associated Person in such business, (6) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, (7) a Business Solicitation Representation (as defined below) and (8) any other information relating to each Proposing Party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for shareholder proposals pursuant to Section 14 of the Securities Exchange Act of 1934, as amended.  No business shall be conducted at any annual meeting except in accordance with the procedures set forth in this section.  The chairman of the meeting at which any business is proposed by a shareholder shall, if the facts warrant, determine and declare to the meeting that such business was not properly brought before the meeting in accordance with the provisions of this section, and, in such event, the business not properly before the meeting shall not be transacted.

For purposes of these by-laws, (i) “Business Solicitation Representation” shall mean, with respect to any Proposing Party, a representation as to whether or not such Proposing Party or any Shareholder Associated Person will deliver a proxy statement and form of proxy to the holders of at least the percentage of the corporation’s voting shares required under applicable law to adopt such proposed business or otherwise to solicit proxies from shareholders in support of such proposal; (ii) “public disclosure” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended; (iii) “Short Interest” shall mean any agreement, arrangement, understanding, relationship or otherwise, including, without limitation, any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving any Proposing Party or any Nominating Party, as applicable, or any Shareholder Associated Person of any Proposing Party or Nominating Party, as applicable, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class of stock of the corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such

Proposing Party or such Nominating Party, as applicable, or any Shareholder Associated Person of any Proposing Party or Nominating Party, as applicable, with respect to any class of stock of the corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class of stock of the corporation; and (iv) “Shareholder Associated Person” shall mean, with respect to any Proposing Party or any Nominating Party (as defined below), (A) any person directly or indirectly controlling, controlled by, under common control with or acting in concert with such Proposing Party or Nominating Party (as applicable) or (B) any member of the immediate family of such Proposing Party or Nominating Party (as applicable) sharing the same household.

SECTION 2.2.                                      SPECIAL MEETINGS.  Special meetings of the shareholders may be called by the chairman of the board, the chief executive officer, the board of directors or the holders of not less than one-fifth of all the outstanding shares (the “Requisite Percentage”) entitled to vote on the matter for which the meeting is being called or the purpose or purposes stated in the meeting notice.  The business transacted at any special meeting of the shareholders shall be limited to the purposes stated in the notice for the meeting sent to shareholders.  Any shareholder or group of shareholders requesting a special meeting (the “Requesting Shareholder”) pursuant to this Section shall submit a request (the “Special Meeting Request”) therefor to the board of directors, which request shall (i) include documentary evidence that the Requesting Shareholder or Shareholders own the Requisite Percentage on the date the Special Meeting Request is submitted to the board of directors, (ii) state the purpose of the requested special meeting and the matters proposed to be acted on at it and (iii) provide information with respect to the Requesting Shareholder that would be called for by Section 2.1 were such Requesting Shareholder submitting an item of business to be considered at an annual meeting pursuant to Section 2.1.

SECTION 2.3.                                      PLACE OF MEETING.  The board of directors may designate any place as the place of meeting for any annual meeting or for any special meeting called by the board of directors~~.  Any special meeting called by the holders of not less than a majority of all the outstanding shares entitled to vote will be held at such place as stated in the notice of the meeting~~or shareholders.  If no designation is made, the place of meeting will be at the corporation’s principal executive office.

SECTION 2.4.                                      NOTICE OF MEETINGS.  Written notice stating the place, date, and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is being called and the means of remote communications, if any, by which shareholders and proxy holders may be deemed present in person and vote at such meeting, will be delivered to each shareholder of record entitled to vote at that meeting.  In the case of a merger, consolidation, share exchange, dissolution or sale, lease, or exchange of assets, this notice must be sent not less than 20 or more than 60 days before the meeting date.  In all other circumstances, the notice must be sent not less than 10 days or more than 60 days before the meeting date.  Notice may be made, either personally or by mail, and will be sent by or at the direction of the secretary, or the officer or persons calling the meeting.  If mailed, notice will be deemed to be delivered when deposited in the United States mail, postage prepaid, and addressed to the shareholder’s address as it appears on the records of the corporation.  When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place at which it is to take place, and the means of remote communications, if any, by which shareholders and proxy holders may be deemed present in person and vote at such meeting, are announced at the previously adjourned meeting.

SECTION 2.5.                                      FIXING OF RECORD DATE.  The board of directors may fix a record date in advance for the purpose of determining which shareholders of record are entitled (i) to be notified of any shareholder meeting or any adjournment of it, (ii) to vote at any of such meeting, (iii) to provide written consent to corporate action without a meeting, (iv) to receive payment of any dividend, or other distribution or allotment of any rights, or (v) to exercise any rights related to any change, conversion or exchange of shares or for the purpose of any other lawful action.  The record date may not be set more than 60 days in advance.  In the case of a shareholder meeting related to a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, the record date may not be set be less than 20 days before the date of that meeting.  In the case of all other shareholder meetings, the record date may not be set less than 10 days before the meeting.  If no record date is fixed, the record date for the determination of shareholders will be the date on which the notice of the meeting is mailed, or the date on which the board of directors adopts the resolution relating to it, as the case may be.  A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders will apply to any adjournment of the meeting.

SECTION 2.6.                                      VOTING LISTS.  Within 20 days after the record date for a meeting of shareholders or 10 days before the meeting takes place, whichever is earlier, the officer or agent responsible for the corporation’s share transfer books will create a complete list of all shareholders entitled to vote at that meeting.  This list will be arranged in alphabetical order and show the address of each shareholder and the number of shares registered in the shareholder’s name.  The list will be kept on file at the registered office of the corporation for a period of 10 days prior to the meeting and will be available to shareholders that want to inspect and, at the shareholder’s expense, copy it at any time during normal business hours.  The list will also be available at the time and place of the meeting and may be inspected by any shareholder during the whole time of the meeting.  The original share ledger or transfer books, or any duplicates kept in this State, will be prima facie evidence as to identity of the shareholders who are entitled to examine this list or share ledger or transfer book or to vote at any meeting of shareholders.

SECTION 2.7.                                      QUORUM.  Unless otherwise provided in the articles of incorporation, the holders of a majority of the outstanding shares, entitled to vote on a matter, present in person or represented by proxy, will constitute a quorum at any meeting of shareholders, but in no event will a quorum consist of less than one-third of the outstanding shares entitled so to vote.  If less than a quorum is represented at a meeting, a majority of the shares so represented may adjourn the meeting at any time without further notice.  If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on a matter will be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Business Corporation Act of Illinois or the articles of incorporation.  At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting.  Withdrawal of shareholders from any meeting will not cause a duly constituted quorum at that meeting to terminate.

SECTION 2.8.                                      ADMINISTRATION OF THE MEETING.  The chairman of the board shall preside over each shareholder meeting.  If the chairman of the board is absent, such person as the chairman of the board shall appoint shall preside over the meeting as the chairman of the meeting.  If the chairman of the board fails to make such appointment, any officer of the corporation elected by the board of directors to preside over the shareholder meeting shall preside over the shareholder meeting as the chairman of the meeting.

The chairman of the meeting shall determine the order of business of such meeting.  The chairman of the meeting shall have the right and authority to adjourn a meeting of shareholders without a vote of shareholders and shall have the right and authority to prescribe any rules, regulations, and procedures and do all such acts as are necessary or desirable for the proper conduct of the meeting and are not inconsistent with any rules or regulations adopted by the board.  The chairman’s rulings on procedural matters shall be final.

SECTION 2.9.                                      PROXIES.  Each shareholder entitled to vote at a meeting of shareholders or to express written consent or dissent to corporate action without a meeting may authorize another person or persons to act for the shareholder by proxy executed in writing by such shareholder or his or her duly authorized attorney-in-fact.  To authorize another person or persons to act for the shareholder by proxy, the shareholder or his or her authorized attorney-in-fact must sign an appointment form and deliver it to the person so appointed.  No such proxy is valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

SECTION 2.10.                               VOTING OF SHARES.  Each outstanding share, regardless of class, will be entitled to one vote upon each matter submitted to vote at a meeting of shareholders, with no rights to cumulate voting power in the election of directors.

~~SECTION 2.11. VOTING OF SHARES BY CERTAIN HOLDERS.  Shares registered in the name of another corporation, domestic or foreign, may be voted by the officer, agent, proxy or other legal representative authorized to vote those shares under the laws of incorporation of that corporation.~~

~~Shares registered in the name of a deceased person, a minor ward or a person under disability may be voted by the administrator, executor, or court appointed guardian of such person or such person’s estate, either in person or by proxy without a transfer of such shares into the name of such administrator, executor, or court appointed guardian.  Shares registered in the name of a trustee may be voted by the trustee, either in person or by proxy.~~

~~Shares standing in the name of a receiver may be voted by that receiver.  Shares held by or under the control of a receiver may be voted by the receiver without their being transferred into the receiver’s name if the receiver was authorized to do so in the court order by which it was appointed.~~

~~A shareholder whose shares are pledged will be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee will be entitled to vote the shares so transferred.~~

~~Any number of shareholders may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares by~~

~~entering into a written voting trust agreement specifying the terms and conditions of the voting trust, and by transferring their shares to such trustee or trustees for the purpose of the agreement.  Any such trust agreement will not become effective until a counterpart of the agreement is deposited with the corporation at its registered office.  This counterpart is subject to the same right of examination by a shareholder of the corporation, in person or by agent or attorney, as is the above-referenced list of shareholders of the corporation, and may be examined by any holder of a beneficial interest in the voting trust, either in person or by agent or attorney, at any reasonable time for any proper purpose.  The duration of any voting trust may not exceed ten years’ time.  The corporation is prohibited from voting, either directly or indirectly, shares of its own stock at any meeting and these shares will not be counted in determining the total number of outstanding shares at any given time.  The only exception to this prohibition is that the corporation may vote shares of its own stock held by it in a fiduciary capacity and these shares will be counted in determining the total number of outstanding shares at any given time.~~

SECTION 2.11.                               ~~SECTION 2.12.~~ INSPECTORS.  At any meeting of shareholders, the chairman of the meeting may, or upon the request of any shareholder will, appoint one or more persons as inspectors for such meeting.

These inspectors will ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

Each report of an inspector will be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting.  If there is more than one inspector, the report of a majority will be the report of the inspectors.  The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting will be prima facie evidence of those numbers and results.

SECTION 2.12.                               ~~SECTION 2.13.~~ INFORMAL ACTION BY SHAREHOLDERS.  Unless otherwise provided in the articles of incorporation, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting and without a vote if a consent in writing is signed either (1) by all of the shareholders entitled to vote on the matter or (2) by the holders of outstanding shares having at least the number of votes necessary to authorize or take the action on the matter at a meeting if (i) 5 days’ prior written notice of the proposed action is given to all shareholders entitled to vote on the matter and (ii) after the effective date of the consent, prompt notice of the taking of the corporation action is delivered in writing to those shareholders who have not consented to it in writing.

SECTION 2.13.                               ~~SECTION 2.14.~~ VOTING BY BALLOT.  Voting on any question or in any election may be by voice unless the chairman of the meeting orders or any shareholder demands that voting be by ballot.

ARTICLE III

DIRECTORS

SECTION 3.1.                                      GENERAL POWERS.  The business of the corporation will be managed by or under the direction of its board of directors.

SECTION 3.2.                                      NUMBER, TENURE AND QUALIFICATIONS.  The number of directors of the corporation will be no fewer than ~~5~~7 and no more than 12.  The board of directors will determine by resolution the specific number of directors within that range.  Each director will hold office until the next annual meeting of shareholders ~~or~~and until a successor will have been elected and qualified.  Directors need not be residents of Illinois or shareholders of the corporation.  The number of directors may be increased or decreased from time to time by the amendment of this section; but no decrease will have the effect of shortening the term of any incumbent director.

SECTION 3.3.                                      ELECTIONS.  Only persons who are nominated in accordance with the procedures set forth in this section shall be eligible for election as directors of the corporation.  Nominations of persons for election to the board of directors may be made at a meeting of shareholders by the board of directors or by any shareholder of the corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this section.  In addition to the other requirements set forth herein, a shareholder may not present a nominee for election at an annual or a special meeting unless such shareholder, and any beneficial owner on whose behalf such nomination is made, acted in a manner consistent with the representations made in the Nominee Solicitation Representation (as defined below).  Any nomination by a shareholder must be made by written notice to the secretary delivered or mailed to and received at the principal executive office of the corporation:  (i) with respect to an election to be held at an annual meeting of shareholders, not less than ~~120~~90 days nor more than ~~150~~120 days prior to the ~~date on which the corporation first mailed its proxy materials for~~first anniversary of the prior year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within 30 days from the anniversary date of the preceding year’s annual meeting date, written notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which public disclosure of the date of the annual meeting was made, and (ii) with respect to an election to be held at a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which the first public disclosure of the date of the special meeting was made.  Delivery shall be by hand, or by certified or registered mail, return receipt requested.  In no event shall the public announcement of an adjournment of any annual or special meeting commence a new time period for the giving of shareholder’s notice as described above.  A shareholder’s notice to the secretary shall set forth (~~x~~A) as to each person whom the shareholder proposes to nominate for election or re-election as a director:  (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person, (3) the class and number of shares of stock of the corporation which are, directly or indirectly, owned of record or beneficially owned by such person (for the purposes of the regulations under Sections 13 and 14 of the Securities Exchange Act of 1934, as amended), (4) any other information relating to such person that would be required to be disclosed in solicitations of proxies for the election of such person as a director of the corporation pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, had the nominee been nominated by the board of directors, ~~and~~ (5) such person’s written consent to being named in any proxy statement as a nominee and to serving as a director if elected~~;~~, and (~~y) as to the shareholder giving notice:  (1~~6) a written statement of such person’s intention to serve as a director for the full term for which such person is to stand for election, (B) the name and address, as they appear on the corporation’s records, of ~~such~~the shareholder~~, (2~~ giving notice and of the beneficial owner, if any, on whose behalf such nomination is made (each, a “Nominating Party”), (C) as to each Nominating Party: (1) the class and number of shares of stock of the corporation which are, directly or indirectly, owned of record or beneficially owned by ~~such shareholder~~each Nominating Party or any Shareholder Associated Person (determined as provided in clause (~~x~~A)(3) above), (~~3~~2) any Derivative Instrument directly or indirectly owned beneficially by each Nominating Party or any Shareholder Associated Person, (3) any proxy, contract, arrangement, understanding or relationship pursuant to which any Nominating Party or any Shareholder Associated Person has a right to vote any class of stock of the corporation, (4) any Short Interest held by or involving any Nominating Party or any Shareholder Associated Person, (5) any rights to dividends on the stock of the corporation owned beneficially by any Nominating Party or any Shareholder Associated Person that are separated or separable from the underlying stock of the corporation, (6) any proportionate interest in stock of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which any Nominating Party or any Shareholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (7) any performance-related fees (other than an asset-based fee) that any Nominating Party or any Shareholder Associated Person is entitled to based on any increase or decrease in the value of stock of the corporation or Derivative Instruments, if any, including, without limitation, any such interests held by members of such Nominating Person’s or such Shareholder Associated Person’s immediate family sharing the same household, (8) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the corporation held by any Nominating Party or any Shareholder Associated Person and (9) any direct or indirect interest of any Nominating Party or any Shareholder Associated Person in any contract with the corporation, any affiliate of the corporation or any principal competitor of the corporation (including, without limitation, any employment agreement, collective bargaining agreement or consulting agreement) (which information described in this clause (C) shall be supplemented by such shareholder not later than ten days after the record date for the meeting to disclose such information as of the record date), (D) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote on the election of directors at such meeting and that such shareholder intends to appear in person or be represented at the meeting to nominate the person or persons specified in the notice, ~~and~~ (~~4~~E) a description of all agreements, arrangements or understandings between ~~the shareholder~~any Nominating Party or Shareholder Associated Party and each nominee ~~of the shareholder~~ and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made ~~by the shareholder~~, (F) a representation (a “Nominee Solicitation Representation”) as to whether or not such Nominating Party or any Shareholder Associated Person will deliver a proxy statement and form of proxy to a number of holders of the corporation’s voting shares reasonably believed by such Nominating Party to be sufficient to elect its nominee or nominees or otherwise to solicit proxies from shareholders in support of such nominations, (G) a written questionnaire with respect to the background and qualification of each proposed nominee and the background of any other person or entity on whose behalf the nomination is being made (in the form provided by the secretary upon written request) and (H) a written representation and agreement (in the form provided by the secretary upon written request) that such person (x) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law, (y) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (z) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation.  At the request of the board of directors any person nominated by the board of directors for election as a director shall furnish to the secretary that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee.  The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation.  The chairman of the meeting at which a shareholder nomination is presented shall, if the facts warrant, determine and declare to the meeting that such nomination was not made in accordance with the procedures prescribed by this section, and, in such event, the defective nomination shall be disregarded.

SECTION 3.4.                                      RESIGNATION AND REMOVAL.  Any director may resign at any time upon written notice directed to the board of directors or the secretary.  Such resignation shall take effect at the time specified therein and no acceptance of such resignation shall be necessary to make it effective.  Any director may be removed from office in accordance with the Business Corporation Act of Illinois.

SECTION 3.5.                                      REGULAR MEETINGS.  A regular meeting of the board of directors will be held without other notice than this by-law immediately after the annual meeting of shareholders.  The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than that resolution.

SECTION 3.6.                                      SPECIAL MEETINGS.  Special meetings of the board of directors may be called by or at the request of the chairman of the board, the chief executive officer, or any one director.  The person or persons authorized to call special meetings of the board of directors may fix any place as the place for holding any special meeting of the board of directors called by them.

SECTION 3.7.                                      NOTICE.  Notice of any special meeting will be given at least 24 hours previous to that meeting, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances, by written notice to each director at the address designated by him or her.  If mailed, notice will be deemed delivered when deposited in the United States mail, postage prepaid, and sent to the ~~addressed~~address designated by the director.  If notice is given by ~~facsimile, a copy of the notice will also be mailed to each addressee~~email, facsimile or other means of electronic communication, notice will be deemed delivered when the notice is transmitted.  Any director may waive notice of any meeting before or after the meeting.  The attendance of a director at any meeting will constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

SECTION 3.8.                                      QUORUM.  A majority of the directors holding office pursuant to these by-laws will constitute a quorum for the transaction of business at any meeting of the board of directors, provided that if less than a majority of such number of directors is present at that meeting, a majority of the directors present may adjourn the meeting at any time without further notice.

SECTION 3.9.                                      ADMINISTRATION OF THE MEETING.  The chairman of the board shall preside over each meeting of the board of directors.  If the chairman of the board is absent, a chairman chosen at the meeting shall preside over the meeting of the board of directors.

SECTION 3.10.                               MANNER OF ACTING.  The act of the majority of the directors present at a meeting at which a quorum is present will be the act of the board of directors, unless the act of a greater number is required by these by-laws or the articles of incorporation.

SECTION 3.11.                               VACANCIES.  Any vacancy occurring in the board of directors and any directorship to be filled by reason of an increase in the number of directors may be filled by the board of directors.  A director appointed to fill a vacancy will serve until the next meeting of shareholders at which directors are to be elected.

SECTION 3.12.                               ACTION WITHOUT A MEETING.  Unless specifically prohibited in the articles of incorporation or these by-laws, any action that can be taken at a board of directors meeting or at a meeting of a committee of the board of directors may be taken without such a meeting if all of the directors or committee persons, as the case may be, that are entitled to vote on that action consent in writing to it.  Any such consent signed by all the directors or all the members of the committee will have the same effect as a unanimous vote, and may be stated as such in any document filed with the Illinois Secretary of State.

SECTION 3.13.                               COMPENSATION.  Unless otherwise provided in the articles of incorporation, the board of directors, by the affirmative vote of a majority of directors then in office, and irrespective of any personal interest of any of its members, has the authority to establish reasonable compensation of all directors for services to the corporation as directors, officers, or otherwise.  By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board.  The directors may also be entitled to participate in any benefit plan as they determine.  No such payment previously mentioned in this section will preclude any director from serving the corporation in any other capacity and receiving compensation for that service.

SECTION 3.14.                               PRESUMPTION OF ASSENT.  A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken will be conclusively presumed to have assented to the action taken unless the dissent of such director is entered in the minutes of the meeting or the director either files a written dissent to such action with the person acting as the secretary of the meeting before its adjournment or forwards such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting.  This right to dissent will not apply to a director who voted in favor of such action.

SECTION 3.15.                               COMMITTEES.  The board of directors, by resolution adopted by a majority of the number of directors fixed by ~~the~~these by-laws or otherwise, may create one or more committees and designate two or more directors to serve on any such committee or committees.  Any such committee or committees, to the extent provided in such resolution, will have and exercise the authority of the board of directors, except as otherwise required by law.  Vacancies in the membership of any committee will be filled by the board of directors at a regular or special meeting of the board of directors.  Each committee will keep regular minutes of its proceedings and report the same to the board of directors when required.

SECTION 3.16.                               TELEPHONE CONFERENCE MEETINGS.  Unless otherwise restricted by the articles of incorporation or these by-laws, members of the board of directors, or of any committee designated by the board of directors, may participate in and act at any meeting of the board of directors or any committee using a conference telephone or other communications equipment that allows all persons participating in the meeting to hear each other.  Participation in such a manner constitutes attendance and presence in person at the meeting.

SECTION 3.17.                               ATTENDANCE.  Members of the board of directors, or of any committee designated by the board of directors, will attend meetings of the board or any committee, upon the frequency and such other conditions as are imposed by applicable law.

ARTICLE IV

OFFICERS

SECTION 4.1.                                      NUMBER.  The officers of the corporation will be a chairman of the board, a chief executive ~~officer, a chief operating~~ officer, a chief financial officer, one or more managing directors, and a secretary, all of whom shall be elected by the board of directors.  In addition, the board of directors may elect a treasurer, and such assistant treasurers, assistant secretaries or other officers as they may deem proper.  Any two or more offices may be held by the same person.

SECTION 4.2.                                      ELECTION AND TERM OF OFFICE.  The officers of the corporation will be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of shareholders.  If the election of officers is not held at such meeting, the election will be held as soon after that meeting as conveniently possible.  Vacancies may be filled or new offices created and filled at any meeting of the board of directors.  Each officer will hold office until a successor has been duly elected and has qualified or until the death, resignation, or removal (in the manner hereinafter provided) of such officer.  Election or appointment of an officer will not of itself create contract rights.

SECTION 4.3.                                      RESIGNATION AND REMOVAL.  Any officer may resign at any time upon written notice to the corporation directed to the board of directors or the secretary of the corporation.  Such resignation shall take effect at the time specified therein and no acceptance of such resignation shall be necessary to make it effective.

Any officer elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal will be without prejudice to the contract rights, if any, of the person so removed.

SECTION 4.4.                                      CHAIRMAN OF THE BOARD.  The chairman of the board will ~~supervise and direct the chief executive officer, subject to the direction and control of the board of directors.  He will~~ preside at all meetings of the shareholders and of the board of directors and will have such other duties as shall from time to time be determined by the board of directors.  He may vote all securities which the corporation is entitled to vote.  He will be elected by the board of directors and will hold office until the next annual meeting of directors or until his successor is elected and qualified.  Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors or these by-laws, the chairman of the board may execute for the corporation any instruments (including, without limitation, contracts, deeds, mortgages, bonds and certificates for the corporation’s shares) which the board of directors has authorized to be executed, and he may accomplish such execution either under or without the seal of the corporation and either individually or with the secretary, any assistant secretary, or any other officer authorized by the board of directors, according to the requirements of the form of the instrument.  He will execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be signed in a different manner and except where the execution of that document is expressly delegated by the board of directors to some other officer or agent of the corporation.

SECTION 4.5.                                      CHIEF EXECUTIVE OFFICER.  The chief executive officer will be the principal executive officer of the corporation.  ~~Subject to the direction and control of the chairman of the board and the board of directors, the~~The chief executive officer will direct the activities of the chief ~~operating~~financial officer, the ~~chief financial officer and the~~ managing directors and the other officers and in general supervise the business and affairs of the corporation~~.  The chief executive officer will, in the absence of the chairman of the board, preside at all meetings of the shareholders and of the board of directors~~.  Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors or these by-laws, the chief executive officer may execute for the corporation any instruments (including, without limitation, contracts, deeds, mortgages and bonds) which the board of directors has authorized to be executed, and the chief executive officer may accomplish such execution either under or without the seal of the corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument.  The chief executive officer may execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be signed in a different manner and except where the execution of that document is expressly delegated by the board of directors to some other officer or agent of the corporation.

~~SECTION 4.6. CHIEF OPERATING OFFICER.  Subject to the direction and control of the chief executive officer and the board of directors, the chief operating officer will:  (a) be in charge of the day-to-day operations of the corporation; (b) see that the resolutions and directions of the board of directors are carried into effect except in those instances in which that responsibility is specifically assigned to some other person by the board of directors; and (c) in general, discharge all duties incident to the office of the chief operating officer and such other duties as may be prescribed by the board of directors from time to time.  In the event of the chief executive officer’s absence, inability or refusal to act, the chief operating officer will perform the duties of the chief executive officer, and when so acting, will have all the powers of and be subject to all the restrictions upon the chief executive officer.  Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors or these by-laws, the chief operating officer may execute for the corporation any instruments (including, without limitation, contracts, deeds, mortgages, bonds and certificates for the corporation’s shares) which the board of directors has authorized to be executed, and the chief operating officer may accomplish such execution either under or without the seal of the corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument.  The chief operating officer may execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be signed in a different manner and except where the execution of that document is expressly delegated by the board of directors to some other officer or agent of the corporation.~~

SECTION 4.6.                                      ~~SECTION 4.7.~~ CHIEF FINANCIAL OFFICER.  The chief financial officer will be the principal accounting and financial officer of the corporation.  ~~Subject to the direction and control of the chief executive officer, the~~The chief financial officer will:  (a) have general charge and supervision of the financial affairs of the corporation, including budgetary, accounting and statistical methods; ~~and~~ (b) approve payment, or designate others serving under him to approve for payment, of all vouchers and warrants for disbursements of funds and (c) in general, discharge all duties incident to the office of the chief financial officer and such other duties as may be prescribed by the board of directors or the chief executive officer from time to time.  Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors or these by-laws, the chief financial officer may execute for the corporation any instruments (including, without limitation, contracts, deeds, mortgages and bonds) which the board of directors has authorized to be executed, and the chief financial officer may accomplish such execution either under or without the seal of the corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument.  The chief financial officer may execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be signed in a different manner and except where the execution of the document is expressly delegated by the board of directors to some other officer or agent of the corporation.

SECTION 4.7.                                      ~~SECTION 4.8.~~ THE MANAGING DIRECTORS.  The managing director (or in the event there be more than one managing director, each of the managing directors) will assist the chief executive officer in the discharge of the chief executive officer’s duties as the chief executive officer may direct and will perform such other duties as from time to time may be assigned by the ~~chairman of the board, the~~ chief executive officer or the board of directors.  In the event that the chief executive officer is not present or able or willing to act as chief executive ~~officer and the chief operating officer is not present or able or willing to act as the chief executive~~ officer , the managing director (or in the event there be more than one managing director, the managing directors in the order designated by the board of directors, or in the absence of any designation, then in the order of seniority of tenure as managing directors) will perform the duties of the chief executive officer, and when so acting, will have all the powers of and be subject to all the restrictions upon the chief executive officer.  Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors or these by-laws, the managing director (or each of them if there is more than one) may execute for the corporation certificates for its shares and any contracts, deeds, mortgages, bonds or other instruments which the board of directors has authorized to be executed, and may further accomplish such execution either under or without the seal of the corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of directors according to the requirements of the form of the instrument.

SECTION 4.8.                                      ~~SECTION 4.9.~~ THE TREASURER.  The treasurer will:  (a) be in charge of, and have responsibility for the maintenance of adequate books of account for the corporation; (b) have charge and custody of all funds and securities of the corporation, and be responsible for them and for their receipt and disbursement; and (c) perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned by the ~~chairman of the board, the~~ chief executive officer, the chief financial officer or the board of directors.  If required by the board of directors, the treasurer will give a bond for the faithful discharge of all duties in such sum and with such surety or sureties as the board of directors may determine.  If there shall be no treasurer elected by the board of directors, the chief financial officer shall have the responsibilities and authority of the treasurer.

SECTION 4.9.                                      ~~SECTION 4.10.~~ THE SECRETARY.  The secretary will:  (a) record the minutes of the shareholders’ and of the board of directors’ meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation; (d) keep a register of the post-office address of each shareholder furnished to the secretary by that shareholder; (e) sign with the chairman of the board or any other officer authorized by the board of directors to sign certificates for shares of the corporation, the issue of which will have been authorized by the board of directors, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors or these by-laws; (f) have general charge of the stock transfer books of the corporation; (g) perform all duties incident to the office of secretary and such other duties as from time to time may be assigned by the ~~chairman of the board, the~~ chief executive officer or by the board of directors.

SECTION 4.10.                               ~~SECTION 4.11.~~ ASSISTANT TREASURERS AND ASSISTANT SECRETARIES.  The assistant treasurers and assistant secretaries, if any, will perform the duties assigned to them by the treasurer or the secretary, respectively, or by the ~~chairman of the board, the~~ chief executive officer or by the board of directors.  The assistant secretaries may sign with ~~the chairman of the board or~~ any other officer authorized by the board of directors to sign certificates for shares of the corporation, the issue of which will have been authorized by the board of directors, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors or these by-laws.  The assistant treasurers will, respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors will determine.

SECTION 4.11.                               ~~SECTION 4.12.~~ SALARIES.  The salaries of the officers will be fixed from time to time by the board of directors or any committee thereof to which such authority has been delegated, and no officer will be prevented from receiving such salary by reason of the fact that he or she is also a director of the corporation.

ARTICLE V

CONTRACTS, LOANS, CHECKS, DEPOSITS

SECTION 5.1.                                      CONTRACTS.  The board of directors may authorize any officer or officers or agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and this authority may be general or confined to specific instances.

SECTION 5.2.                                      LOANS.  No loans will be contracted on behalf of the corporation, and no evidences of indebtedness will be issued in its name unless authorized by a resolution of the board of directors.  Such authority may be general or confined to specific instances.

SECTION 5.3.                                      CHECKS, DRAFTS, ETC.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation will be signed in the manner and by the officer or officers or agent or agents of the corporation that the board of directors may stipulate from time to time by resolution.

SECTION 5.4.                                      DEPOSITS.  All funds of the corporation not otherwise employed will be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.

ARTICLE VI

INDEMNIFICATION OF OFFICERS,
DIRECTORS, EMPLOYEES AND AGENTS

The corporation will indemnify any and all persons whom it has the power to indemnify under the Business Corporation Act of Illinois against any and all expenses, judgments, fines, amounts paid in settlement, and any other liabilities to the fullest extent permitted by such Act and may, at the discretion of the board of directors, purchase and maintain insurance, at its expense, to protect itself and such persons against any such expense, fine, amount paid in settlement or other liability, whether or not the corporation would have the power to so indemnify such person under the Business Corporation Act of Illinois.

A director’s or officer’s right to indemnification conferred by this article shall include the right to be paid by the corporation the reasonable expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition, provided that such director or officer presents to the corporation a written undertaking to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the corporation under this article or otherwise.  Notwithstanding the foregoing, except for proceedings to enforce any director’s or officer’s rights to indemnification or rights to advancement of expenses, the corporation shall not be obligated to advance expenses of any director or officer (or such director’s or officer’s heirs, executors or personal or legal representatives) in connection with any proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized by the board of directors.

ARTICLE VII

CERTIFICATES FOR SHARES AND
THEIR TRANSFER

SECTION 7.1.                                      CERTIFICATES FOR SHARES.  The shares of stock in the corporation shall be ~~represented by certificates~~issued in uncertificated form; provided that the board of directors may provide by resolution that some or all of any or all classes or series of its stock shall be ~~uncertificated shares.  Any such resolution shall not apply to any shares represented by a certificate until such certificate is surrendered to the corporation.~~certificated shares.

Certificates representing shares of the corporation will be signed by the chairman or a vice-chairman of the board of directors, if any, ~~or~~ the ~~chief operating officer, the~~ chief financial officer, the treasurer or an assistant treasurer or the secretary or an assistant secretary and may be sealed with the seal, or a facsimile of the seal, of the corporation, if the corporation uses a seal.  The chief executive officer may also sign certificates representing shares of the corporation as a supernumerary.  If a certificate is countersigned by a transfer agent or a registrar, other than the corporation itself or its employee, any other signatures or countersignature on the certificate may be facsimiles.

Each certificate representing shares will also state that the corporation is organized under the laws of the State of Illinois; the name of the person to whom issued; the number and class of shares and the designation of the series, if any, which such certificate represents.  Each certificate representing shares will be consecutively numbered or otherwise identified.

The name and address of each shareholder, the number and class of shares held and the date on which the certificates for shares were issued will be entered on the books of the corporation.  The person in whose name shares stand on the books of the corporation will be deemed the owner of those shares for all purposes as regards the corporation.  No certificate will be issued for any share until such share is fully paid.

Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares shall be identical to the rights and obligations of the holders of certificates representing stock of the same class and series.

SECTION 7.2.                                      LOST CERTIFICATES.  If a certificate representing shares of the corporation is claimed to be lost, stolen or destroyed, the board of directors may in its discretion, except as may be required by law, direct that a new certificate be issued.  In connection with the issuance of any such new certificate, the board may require the owner of the lost, stolen or destroyed certificate or his or her legal representative to provide such indemnification, and may impose such other reasonable requirements, as the board deems necessary or desirable.

SECTION 7.3.                                      TRANSFERS OF SHARES.  Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the corporation will issue a new certificate to the person entitled to it, and the old certificate will be cancelled and the transaction recorded upon the books of the corporation.

ARTICLE VIII

FISCAL YEAR

The fiscal year of the corporation will be fixed by resolution of the board of directors.

ARTICLE IX

DIVIDENDS

The board of directors may from time to time declare, and the corporation may pay, dividends on its outstanding and treasury shares in such manner and upon such terms and conditions as provided by law and the articles of incorporation.

ARTICLE X

SEAL

The corporate seal, if any, will have inscribed thereon the name of the corporation and the words “Corporate Seal, Illinois.”  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE XI

WAIVER OF NOTICE

Whenever any notice is required to be given under these by-laws, under the provisions of the articles of incorporation or under the provisions of the Business Corporation Act of Illinois, a waiver of that notice in writing and signed by the person or persons entitled to such notice, whether before or after the time stated for the notice, will be deemed equivalent to the giving of that notice.  Attendance at any meeting will constitute waiver of notice of the meeting’s occurrence unless the person at the meeting objects to the holding of the meeting because proper notice was not given.

ARTICLE XII

FORUM FOR CERTAIN ACTIONS

SECTION 12.1.                               FORUM.  Unless a majority of the board of directors, acting on behalf of the corporation, consents in writing to the selection of an alternative forum (which consent may be given at any time, including during the pendency of litigation), the Circuit Court of Cook County in the State of Illinois or, if that Court does not have jurisdiction, the United States District Court for the Northern District of Illinois, shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation’s shareholders, (iii) any action asserting a claim against the corporation or any of its directors, officers or other employees arising pursuant to any provision of the Business Corporation Act of Illinois, the articles of incorporation or these by-laws (in each case, as may be amended from time to time) or (iv) any action asserting a claim against the corporation or any of its directors, officers or other employees governed by the internal affairs doctrine of the State of Illinois, in all cases subject to the court’s having personal jurisdiction over all indispensable parties named as defendants.

SECTION 12.2.                               PERSONAL JURISDICTION.  If any action the subject matter of which is within the scope of Section 12.1 is filed in a court other than a court located within the State of Illinois (a “Foreign Action”) in the name of any shareholder, such shareholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Illinois in connection with any action brought in any such court to enforce Section 12.1 (an “Enforcement Action”) and (ii) having service of process made upon such shareholder in any such Enforcement Action by service upon such shareholder’s counsel in the Foreign Action as agent for such shareholder.

SECTION 12.3                                   ENFORCEABILITY.  If any provision of this article shall be held to be invalid, illegal or unenforceable as applied to any person, entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this article, and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

ARTICLE XIII

AMENDMENTS

The by-laws of the corporation may be made, altered, amended or repealed by the shareholders or the board of directors.  The by-laws may contain any provisions for the regulation and management of the affairs of the corporation not inconsistent with law or the articles of incorporation.